VICTORY TAX EXEMPT REALTY INCOME FUND
                              LIMITED PARTNERSHIP
                            3 World Financial Center
                          200 Vesey Street, 29th Floor
                           New York, New York  10285


                                                       May 8,1996


Concam Associates, L.P.
1764 San Diego Avenue
San Diego, California  92110
Attn:  Mr. Ralph Tilley


           Re: Camelot Lakes Apartments (the "Project"); Forbearance [sic] Agreement, dated as of January 31, 1994 (the "Forbearance Agreement"), by and between Victory Tax Exempt Realty Income Fund Limited Partnership ("Lender"), and Concam Associates, L.P. ("Borrower")



Ladies and Gentlemen:

          The purpose of this letter ("Standstill Letter") is to set forth our understanding with respect to certain aspects of the financing related to the Project. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Forbearance Agreement.

          Accordingly, the parties hereby confirm their understanding and agreement with respect to the following:

1. The term of this Standstill Letter shall commence on the date hereof and shall continue until the earlier to occur of (i) December 31, 1996, and
    (ii) the termination hereof by either party in accordance herewith.
    Upon the termination or expiration hereof, the rights and obligations of the parties under this Standstill Letter shall cease and this Standstill Letter be of no further force or effect, and the rights, liabilities and obligations of the parties shall be as they existed immediately prior to the execution hereof.

2. During the period while this Standstill Letter is in effect, and provided that Borrower pays to Lender all Cash Flow remaining after payment of the Mortgage Administration and Servicing Fee due and payable for the applicable period and after setting aside funds sufficient to satisfy Borrower's liability for tenant security deposits, Lender shall not exercise any remedies against Borrower or the Project based upon any failure by Borrower to make any payments of Base Interest as required by the Forbearance Agreement. All amount so paid by Borrower shall be applied first to any current payments of Base Interest due under the Forbearance Agreement, second to any unpaid installments (or any unpaid portions of installments) of Base Interest due under the Forbearance Agreement, and thereafter in accordance with the Forbearance Agreement and the Loan Documents. The unpaid amount of Base Interest accruing shall bear simple interest at the Base Rate compounded monthly as provided in Section 8 of the Forbearance Agreement.

3. Either party may terminate this Standstill Letter for any reason or no reason whatsoever, in its discretion and without any obligation or liability to the other party for doing so or not doing so, upon thirty
    (30) days written notice to the other party.

4.  Nothing contained herein shall be construed as a commitment by Lender to
    (a) make any new loans, or to grant or extend any other financial accommodations to the Borrower, (b) restructuring the Loan or to modify any Loan Document or (c) except as expressly provided for herein, waive, modify or forbear from exercising any rights, powers, remedies or privileges, whether under the Loan Documents, the Forbearance Agreement, at law or in equity.

5. No purported alteration, amendment, change, waiver, termination or other modification of this Standstill Letter, the Forbearance Agreement or any of the Loan Documents shall be binding upon any party hereto, or have any other force or effect in any respect unless the same shall be in writing and signed by, or on behalf of, the party to be charged therewith.

6.  Each of the parties hereto understands that this Standstill
    Letter is a legally binding agreement that may affect such party's rights. Each of the parties hereto represents to the others that it has been represented by independent legal counsel of its choice regarding the meaning and legal significance of this Standstill Letter and that it is satisfied with its legal counsel and the advice received from it.

7. Should any provision of this Standstill Letter require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same.

8. This Standstill Letter shall be interpreted and enforced in accordance with the internal laws of the State of California as the same may from time to time exist, without giving effect to the principles of conflicts of laws.

9. This Standstill Letter constitutes the entire agreement of the parties concerning the subject matter hereof, and supersedes any prior or contemporaneous representations or agreements, either oral or written, not contained herein.

10. Each party executing this Standstill Letter represents that such party has the full authority and legal power to do so.

11. This Standstill Letter may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, with the same effect as if each party had executed all counterparts.

    If the foregoing accurately sets forth our understanding, please execute a copy of this Standstill Letter where indicated below and return it to the undersigned at the above address.



                              VICTORY TAX EXEMPT REALTY INCOME FUND
                              LIMITED PARTNERSHIP

                         By: CA VICTORY INC., a Delaware corporation, its General Partner

                              By:  /s/Gregory Mayer
                              Name: Gregory Mayer
                              Its:  Vice President


ACCEPTED AND AGREED TO AS OF THE
DATE FIRST WRITTEN ABOVE

CONCAM ASSOCIATES, L.P.
A California limited partnership

By:  CONCAM, INC.
     A California corporation

     By:  /s/Ralph W. Tilley
     Name:  Ralph W. Tilley
     Its:  Vice President